UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2007

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2007, the Registrant and Mr. Todd Bart entered into a Separation Agreement, effective June 26, 2007, whereby the Registrant and Mr. Bart mutually agreed to the termination of Mr. Bart’s employment as the Registrant’s Chief Financial Officer.

The Registrant is not aware of any disagreement Mr. Bart may have with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Concurrent with the effectiveness of the Separation Agreement, the Registrant’s President and Chief Executive Officer, Steve Cochennet, became the Registrant’s Principal Accounting Officer.

Pursuant to the Separation Agreement the Registrant agreed to pay Mr. Bart, $56,000, contingent upon full repayment of Mr. Bart’s outstanding loan with the Registrant’s wholly owned subsidiary, Midwest Energy, Inc., of $22,000 including any accrued and unpaid interest. All amounts due under the loan will be automatically deducted from the $56,000 and the net amount will be paid to Mr. Bart. In addition, Mr. Bart has the right to exercise his vested options to purchase shares of the Registrant’s common stock for three months after the date of June 14, 2007. A copy of the Separation Agreement is attached hereto as Exhibit 10.31.

Section 8 – Other Events.

Item 8.01 Other Events.

On June 28, 2007, the Registrant issued a press release announcing the completion of the remaining $2.7 million private placement of Senior Secured Debentures. A copy of the press release is attached hereto as Exhibit 99.7.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description

10.31	Separation Agreement dated June 14, 2007
99.7	Press Release dated June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            ENERJEX RESOURCES, INC.

                                                                                            By: /s/Steve Cochennet

                                                                                           Steve Cochennet, Chief Executive Officer

Date: June 29, 2007

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